Empower Cells to Change Lives®

EXHIBIT 99.1

SQZ Biotechnologies Receives Notice Regarding Continued Listing Standards
From the New York Stock Exchange

WATERTOWN, Mass., January 18, 2023 – SQZ Biotechnologies (NYSE: SQZ) today announced that on January 18, 2023, it received notice from the New York Stock Exchange (NYSE) indicating that the Company is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The notice does not result in the immediate delisting of the Company’s common stock from the NYSE.

The Company plans to notify the NYSE of its intent to cure the stock price deficiency and return to compliance with the NYSE’s continued listing standards. Under NYSE rules, the Company has a period of six months from receipt of the NYSE notice to cure the stock price deficiency and regain compliance with the NYSE’s continued listing standards. The Company can regain compliance at any time within such cure period if, on the last trading day of any calendar month during the cure period, the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company intends to consider available alternatives, including, but not limited to, a reverse stock split, subject to stockholder approval at the Company’s next annual meeting of stockholders, if necessary to cure the stock price deficiency. The Company’s common stock will continue to be listed and trade on the NYSE during this cure period, subject to SQZ Biotechnologies’ compliance with other NYSE continued listing standards.

About SQZ Biotechnologies

SQZ Biotechnologies is a clinical-stage biotechnology Company focused on unlocking the full potential of cell therapies. The Company’s proprietary Cell Squeeze® technology offers the unique ability to deliver multiple biological materials into many patient cell types to engineer what we believe can be a broad range of potential therapeutics. Our goal is to create well-tolerated cell therapies that can provide therapeutic benefit for patients and improve the patient experience over existing cell therapy approaches. With accelerated production timelines under 24 hours and the opportunity to eliminate preconditioning and lengthy hospital stays, our approach could change the way people think about cell therapies. For more information, please visit www.sqzbiotech.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements relating to the NYSE’s continued listing standards, the Company’s ability to return to and maintain compliance with these standards and the Company’s plans to cure the stock price deficiency. These forward-looking statements are based on management's current expectations. Actual results could differ from those projected in any forward-looking statements due to several risk factors. Such factors include, among others, risks and uncertainties related to our ability to regain compliance with the NYSE’s continued listing standards within the applicable cure period; our ability to continue to comply with the applicable NYSE continued listing standards; our limited operating history; our significant losses incurred since inception and expectation to incur significant additional losses for the foreseeable future; our ability to continue as a going concern; our ability to successfully execute or achieve

Empower Cells to Change Lives®

the benefits of our strategic prioritization and other cost saving measures; the development of our initial product candidates, upon which our business is highly dependent; the impact of the COVID-19 pandemic on our operations and clinical activities; our need for additional funding and our cash runway; the lengthy, expensive, and uncertain process of clinical drug development, including uncertain outcomes of clinical trials and potential delays in regulatory approval; our ability to maintain our relationships with our third party vendors; and protection of our proprietary technology, intellectual property portfolio and the confidentiality of our trade secrets. These and other important factors discussed under the caption "Risk Factors" in our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and other filings with the U.S. Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements. Any forward-looking statements represent management's estimates as of the date of this press release and SQZ undertakes no duty to update these forward-looking statements, whether as a result of new information, the occurrence of current events, or otherwise, unless required by law.

Empower Cells to Change Lives®

Investor Relations and Media Contact

Mike Kaiser

857-760-0398

michael.kaiser@sqzbiotech.com